Exhibit 23

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement Nos. 333-68134 and 333-65556 of Alliance Data Systems Corporation on Forms S-8 of our report dated March 25, 2002, appearing in this Annual Report on Form 10-K of Alliance Data Systems Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 29, 2002